UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: Date of Earliest Event Reported:	March 18, 2008 March 12, 2008

BOISE CASCADE HOLDINGS, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-122770 (Commission File Number)	20-1478587 (IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)

(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Departure of Directors or Certain Officers.

Effective March 12, 2008, Messrs. Hank Brown and William S. Kirsch resigned from the company’s board of directors.  Their decision to resign was not due to any disagreement with the company on any matter relating to the company’s operations, policies, or practices.

(e)  Compensatory Arrangements of Certain Officers.

Approval of 2008 Annual Incentive Award Criteria

On March 12, 2008, the compensation committee of our board of directors approved the 2008 annual incentive award criteria for our named executive officers pursuant to our Incentive and Performance Plan.  The 2008 incentive awards will be determined by the compensation committee after the year has been completed based on its subjective assessment of the degree to which the named executive officers have performed in light of the business conditions that have prevailed during the year and other factors the compensation committee deems relevant in its discretion.  The plan will include consideration of performance of the company and each of its major operating units against specific objective financial criteria, but such measurements will be considered a benchmark for the compensation committee and shall not preclude its exercise of its discretion.

The benchmark criteria and the target incentive payouts for the named executive officers are set forth below:

		2008 Target
		Incentive
	2008 Financial Goals	Percentage
Name	and Performance Objectives	Payout

W. Thomas Stephens	100% corporate incentive Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)	100%
	Less 10% safety adjustment if corporate Recordable Incident Rate (RIR) not met

Thomas E. Carlile	100% corporate incentive EBITDA	65%
	Less 10% safety adjustment if corporate RIR not met

Stanley R. Bell	25% corporate incentive EBITDA	55%
	37.5% division Pre-Tax Return on Net Working Capital (PRONWC)
	37.5% division EBITDA
	Less 10% safety adjustment if corporate RIR not met

Thomas A. Lovlien	25% corporate incentive EBITDA	55%
	75% division incentive EBITDA
	Less 10% safety adjustment if division RIR not met

The forms of the 2008 Annual Incentive Award Notifications for our named executive officers will be filed with our first quarter report on Form 10-Q.

Second Amendment to Employment Agreement with W. Thomas Stephens

In our 8-K filing dated February 28, 2008, we disclosed that the company had entered into an amendment to W. Thomas Stephens Employment Agreement dated October 29, 2004, which reduced his base compensation from $1,000,000 per year to $800,000 per year. In conjunction with that amendment, on March 12, 2008, the compensation committee of our board of directors approved a second amendment to Mr. Stephens’ Employment Agreement which increased Mr. Stephens’ target incentive award under our Incentive and Performance Plan from 65% of his annual base salary to 100% of his annual base salary.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Amendment, filed as Exhibit 99.1 to this Report on Form 8-K. Exhibit 99.1 is incorporated by reference into this Item 5.02.

Item 8.01	Other Events.

Asset Disposition Tender Offer

On March 13, 2008, Boise Cascade, L.L.C. (“Boise Cascade”) commenced an Asset Disposition Tender Offer at par for $160,000,000 of its $400,000,000 outstanding 7 1/8% Senior Subordinated Notes due 2014 (the “Boise Cascade Notes”) in accordance with the terms of the governing Indenture (the “Indenture”).  The tender offer is being made with a portion of the cash proceeds of Boise Cascade’s sale of its paper and packaging operations to Aldabra 2 Acquisition Corp., which closed on February 22, 2008.  The amount of the tender offer represents the full amount of Net Available Cash (as defined in the Indenture) arising from such asset sale.  An Asset Disposition Notice and Offer to Purchase was delivered to the Trustee on March 13, 2008, and will be delivered to each registered holder of the Boise Cascade Notes.  The tender offer will expire on April 10, 2008, unless extended by Boise Cascade.  Closing of the purchase of tendered bonds is scheduled to occur on April 15, 2008, subject to proration in accordance with the Indenture if the volume of tendered notes exceeds $160,000,000.

Tax Distribution

As a result of Boise Cascade, L.L.C.’s divestiture of its paper and packaging operations to Aldabra 2 Acquisition Corp., the aggregate Federal, State, Provincial, Foreign and Local taxes required to be accrued as a liability under GAAP by the company is approximately $200,000,000.  Because Boise Cascade, L.L.C. and its parent company, Boise Cascade Holdings, L.L.C., are tax pass through entities, the taxes arising from the transaction will be payable by the members of Boise Cascade Holdings, L.L.C.  The company expects to make an initial tax distribution to its members in the amount of $120,000,000.  Future tax distributions for tax year 2008 will depend upon results of operations, as well as remaining amounts payable as a result of final asset disposition tax gain calculations.

Management Equity Repurchase

Forest Products Holdings, L.L.C. (“FPH”), parent company of Boise Cascade Holdings, L.L.C., issued its Series B and Series C equity units to officers and senior managers of Boise Cascade Holdings, L.L.C. and its subsidiaries (“Management Investors”) in November 2004 and in April 2006.  Under the terms of the Management Equity Agreements entered into with the Management Investors, FPH was obligated to repurchase such equity units from those Management Investors whose employment with Boise Cascade, L.L.C. terminated in connection with the Aldabra transaction referred to above.  The repurchase of equity units from approximately 75 such terminated Management Investors is scheduled to be completed on or about March 31, 2008, at a cost of approximately $18.3 million.  This will complete all management equity repurchases required in connection with the divestiture.  The repurchase will be funded by Boise Cascade, L.L.C. through a distribution to its parent company, Boise Cascade Holdings, L.L.C., which in turn will use such funds to redeem a portion of its equity units held by FPH.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this Report on Form 8-K:

Exhibit Number	Description

Exhibit 99.1	Second Amendment to Employment Agreement between Boise Cascade, L.L.C. and W. Thomas Stephens dated March 12, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE HOLDINGS, L.L.C.

By	/s/ David G. Gadda
David G. Gadda Vice President, General Counsel and Secretary

Date:  March 18, 2008